              As filed with the Securities and Exchange Commission
                                on April 3, 1998

                                                Registration No. 333-__________


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                           J. ALEXANDER'S CORPORATION
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
                         (State or other jurisdiction of
                         incorporation or organization)

                                   62-0854056
                     (I.R.S. employer identification number)

                                 P.O. BOX 24300
                         3401 WEST END AVENUE, SUITE 260
                           NASHVILLE, TENNESSEE 37203
          (Address of principal executive offices, including zip code)


                           J. ALEXANDER'S CORPORATION
                       1994 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                R. GREGORY LEWIS
                                 P.O. BOX 24300
                         3401 WEST END AVENUE, SUITE 260
                           NASHVILLE, TENNESSEE 37203
                     (Name and address of agent for service)

                                 (615) 269-1900
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                           Proposed            Proposed
  Title of                                  maximum             maximum              Amount of
securities to         Amount to be      offering price         aggregate           registration
be registered         registered         per share(1)      offering price(1)            fee
-----------------------------------------------------------------------------------------------
Common Stock            250,000             $4.54             $1,135,000               $335
===============================================================================================

(1) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, as amended ("Securities Act"), based on the average of the high and low sales prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on March 27, 1998.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.05 per share (the "Common Stock"), of J. Alexander's Corporation, a Tennessee corporation (the "Registrant"), issuable pursuant to the J. Alexander's Corporation 1994 Employee Stock Incentive Plan. The Registrant's previously filed Registration Statement on Form S-8 (No. 33-77476), as filed with the Securities and Exchange Commission (the "Commission") on April 7, 1994, is hereby incorporated by reference.


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997; and

         2. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 8.  Exhibits

         See Exhibit Index (page II-4)

Item 9.  Undertakings

(a)  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee, on the 31st day of March, 1998.

                                    J. ALEXANDER'S CORPORATION

                                    By:    /s/ Lonnie J. Stout II
                                           -------------------------------------
                                           Lonnie J. Stout II
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Lonnie J. Stout II and R. Gregory Lewis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                             Title                           Date
       ---------                             -----                           ----
 /s/ Lonnie J. Stout II           Director and President and                3/31/98
-----------------------------     Chief Executive Officer (Principal
Lonnie J. Stout II                Executive Officer)

 /s/ R. Gregory Lewis             Chief Financial Officer                   3/31/98
-----------------------------     (Principal Financial Officer)
R. Gregory Lewis

 /s/ Mark A. Parkey               Controller                                3/31/98
-----------------------------     (Principal Accounting Officer)
Mark A. Parkey

 /s/ Earl Beasley, Jr.            Director                                  3/31/98
-----------------------------
Earl Beasley, Jr.

 /s/ E. Townes Duncan             Director                                  3/31/98
-----------------------------
E. Townes Duncan

                                  Director                                  3/31/98
-----------------------------
Garland G. Fritts

 /s/ John L.M. Tobias             Director                                  3/31/98
-----------------------------
John L.M. Tobias

                                  EXHIBIT INDEX

Exhibit Number         Description
--------------         -------------------------------------------------------------------------------
      4.1              Charter (Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the year ended December 30, 1990, is incorporated herein by reference)

      4.2              Amendment to Charter dated February 7, 1997 (Exhibit 3(a)(2) of the Registrant's
                       Annual Report on 10-K for the year ended December 29, 1996, is incorporated herein by reference)

      4.3              Bylaws as currently in effect (Exhibit 3(b) of the Registrant's Annual Report on
                       Form 10-K for the year ended December 30, 1990, is incorporated herein by reference)

      4.4              Form of Indenture dated as of May 19, 1983, between the Registrant and First
                       American National Bank of Nashville, Trustee (Exhibit 4 of the Registrant's
                       Quarterly Report on Form 10-Q for the quarter ended June 30, 1983, is incorporated herein by reference)

      4.5              Rights Agreement dated May 16, 1989, by and between the Registrant and
                       NationsBank (formerly Sovran Bank/Central South) including Form of Rights
                       Certificate and Summary of Rights (Exhibit 3 to the Report on Form 8-K dated
                       May 16, 1989, is incorporated herein by reference)

      5                Opinion of Bass, Berry & Sims PLC

     23.1              Consent of Ernst & Young LLP

     23.2              Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

     24                Power of Attorney (included on Page II-3)
